EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this annual report on Form 10-K (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

W. Mark Lortz, the Chief Executive Officer, and Charles T. Liamos, the Chief Financial Officer of TheraSense, Inc., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TheraSense, Inc.

Date: March 11, 2004

/s/ W. Mark Lortz

Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Charles T. Liamos

Chief Operating Officer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)